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                             Aetna Life Insurance and Annuity Company
                             Home Office:  151 Farmington Avenue
                             Hartford, Connecticut 06156
                             (800) 531-4547

                             Aetna Life Insurance and Annuity Company, herein called Aetna, agrees to pay the benefits stated in this Contract.

Specifications
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Plan

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Type of Plan

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Contract Holder

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Annuitant

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Contract No.

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Effective Date

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This Contract is Delivered in                                 and is Subject to
the Laws of that Jurisdiction

THE VARIABLE FEATURES OF THE CONTRACT ARE DESCRIBED IN PARTS III AND IV.

Right to Cancel
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The Contract Holder may cancel this Contract within 10 days of receiving it by returning this Contract along with a written notice to Aetna at the above address or to the agent from whom it was purchased. Within 7 days after it receives the notice of cancellation and this Contract at its Home Office, Aetna will return the entire consideration paid plus any increase or minus any decrease in the current value of any funds allocated to the Separate Account.

This page, the following pages, and the application make up the entire Contract.

Signed at the Home Office on the Effective Date.


/s/ Dan Kearney                       /s/ Susan E. Schechter
    President                             Secretary

           Individual Variable, Fixed, or Combination Annuity Contract
                                Nonparticipating

ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

I-CDA-IC (NQ/MP)

Specifications

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Guaranteed Interest Rate  There is a guaranteed interest rate for Purchase
                          Payment(s) held in the AG Account. (See Contract
                          Schedule I).

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Deductions from the       There will be deductions for mortality and expense
Separate Account          risks and administrative fees. (See Contract
                          Schedules I and II).
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Deduction from            Purchase Payment(s) are subject to a deduction for
Purchase                  premium taxes, if any. (See 3.01.)
Payment(s)

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Surrender Fee             A charge is deducted upon surrender.
                          (See Contract Schedule I).

This Contract is a legal contract and constitutes the entire legal relationship between Aetna and the Contract Holder.

READ THIS CONTRACT CAREFULLY. This Contract sets forth, in detail, all of the rights and obligations of both you and Aetna. IT IS THEREFORE IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.

                               Contract Schedule I
                               Accumulation Period

Separate Account
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Separate Account:                      Variable Annuity Account B

Charges to                 A daily charge is deducted from any portion of the
Separate Account:          Current Value allocated to the Separate Account. The
                           deduction is the daily equivalent of the annual effective percentage shown in the following chart:

                           Administrative Charge                 0.15%
                           Mortality Risk Charge                 0.35%
                           Expense Risk Charge                   0.90%
                                                                 ----
                           Total Separate Account
                           Charges                               1.40%

ALIAC Guaranteed Account (AG Account)
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                           Minimum Guaranteed Interest Rate (effective annual
                           rate of return): 3.0%.

Separate Account and AG Account
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Transfers:                 An unlimited number of Transfers may be made during
                           the Accumulation Period. Aetna allows 12 free Transfers in any calendar year. Thereafter, Aetna reserves the right to charge $10 for each subsequent Transfer.

Maintenance Fee:           The annual Maintenance Fee is $30. If the Current
                           Value is $50,000 or more on the date the Maintenance
                           Fee is to be deducted, the Maintenance Fee is $0.

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                       Contract Schedule I (Continued)
                             Accumulation Period

Separate Account and AG Account
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Surrender Fee:             For each surrender, the Surrender Fee for each Net
                           Purchase Payment will be determined as follows:

                                                               Surrender Fee
                           Length of Time from Deposit of   (as percentage of
                           Net Purchase Payment (Years)    Net Purchase Payment)

                           Less than 2 years                        7%
                           2 or more but less than 4 years          6%
                           4 or more but less than 5 years          5%
                           5 or more but less than 6 years          4%
                           6 or more but less than 7 years          3%
                           7 years or more                          0%

Systematic Withdrawal      The specified payment or specified percentage may not
Option (SWO):              be greater than 10% of the Current Value at time of
                           election.

See 1.  GENERAL DEFINITIONS for explanations.

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                            Contract Schedule II
                               Annuity Period

Separate Account
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Charges to Separate        A daily charge at an annual effective rate of 1.25%
Account: for Annuity mortality and expense risks. The administrative charge is established upon election of an Annuity option. This charge will not exceed 0.25%.

Variable Annuity Assumed   If a Variable Annuity is chosen, an assumed annual
Annual Net Return Rate:    net return rate of 5.0% may be elected. If 5.0% is
                           not elected, Aetna will use an assumed annual net return rate of 3.5%.

                           The assumed annual net return rate factor for 3.5% per year is 0.9999058.

                           The assumed annual net return rate factor for 5.0% per year is 0.9998663.

                           If the portion of a Variable Annuity payment for any Fund is not to decrease, the Annuity return factor under the Separate Account for that Fund must be:

                           (a) 4.75% on an annual basis plus an annual return of
                               up to 0.25% to offset the administrative charge set at the time Annuity payments commence if an assumed annual net return rate of 3.5% is chosen; or

                           (b) 6.25% on an annual basis plus an annual return of
                               up to 0.25% to offset the administrative charge set at the time Annuity payments commence, if an assumed annual net return rate of 5% is chosen.

Fixed Annuity
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                           Minimum Guaranteed Interest Rate (effective annual
                           rate of return): 3.0%

See 1.  GENERAL DEFINITIONS for explanations.

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                              TABLE OF CONTENTS
I-CDA-IC(NQ/MP)


I. GENERAL DEFINITIONS
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                                                                         Page
   1.01    Accumulation Period..............................................8
   1.02    Adjusted Current Value...........................................8
   1.03    Annuitant........................................................8
   1.04    Annuity..........................................................8
   1.05    Beneficiary......................................................8
   1.06    Code.............................................................8
   1.07    Contract.........................................................8
   1.08    Contract Holder..................................................8
   1.09    Current Value....................................................8
   1.10    Deposit Period...................................................8
   1.11    Fixed Annuity....................................................8
   1.12    Fund(s)..........................................................9
   1.13    General Account..................................................9
   1.14    Guaranteed Rate -- AG Account....................................9
   1.15    Guaranteed Term..................................................9
   1.16    Guaranteed Term(s) Groups........................................9
   1.17    Maintenance Fee..................................................9
   1.18    ALIAC Guaranteed Account (AG Account)...........................10
   1.19    Market Value Adjustment (MVA)...................................10
   1.20    Matured Term Value..............................................10
   1.21    Matured Term Value Transfer.....................................10
   1.22    Maturity Date...................................................10
   1.23    Net Purchase Payment(s).........................................10
   1.24    Nonunitized Separate Account....................................10
   1.25    Purchase Payment(s).............................................10
   1.26    Reinvestment....................................................11
   1.27    Separate Account................................................11
   1.28    Surrender Value.................................................11
   1.29    Transfers.......................................................11
   1.30    Valuation Period (Period).......................................11
   1.31    Variable Annuity................................................11

II. GENERAL PROVISIONS
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   2.01    Change of Contract..............................................12
   2.02    Change of Fund(s)...............................................13
   2.03    Nonparticipating Contract.......................................13
   2.04    Payments and Elections..........................................13

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                                                                         Page
   2.05    State Laws......................................................13
   2.06    Control of Contract.............................................13
   2.07    Designation of Beneficiary......................................14
   2.08    Misstatements and Adjustments...................................14
   2.09    Incontestability................................................14
   2.10    Grace Period....................................................14

III. PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
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   3.01    Net Purchase Payment............................................14
   3.02    Fund(s) Record Units - Separate Account.........................15
   3.03    Net Return Factor(s) - Separate Account.........................15
   3.04    Fund Record Unit  Value - Separate Account......................16
   3.05    Market Value  Adjustment........................................16
   3.06    Transfer of Current Value from the Funds or AG Account..........17
   3.07    Notice to the Contract Holder...................................18
   3.08    Loans...........................................................18
   3.09    Systematic Withdrawal Option (SWO)..............................18
   3.10    Death Benefit Amount............................................20
   3.11    Death Benefit Options...........................................21
   3.12    Liquidation of Surrender Value..................................22
   3.13    Surrender Fee...................................................23
   3.14    Payment of Surrender Value......................................24
   3.15    Reinstatement...................................................24
   3.16    Payment of Adjusted Current Value...............................24

IV. ANNUITY PROVISIONS
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   4.01    Choices to be Made..............................................25
   4.02    Terms of Annuity Options........................................25
   4.03    Death of Annuitant/Beneficiary..................................26
   4.04    Fund(s) Annuity Units -- Separate Account.......................28
   4.05    Fund Annuity Unit Value -- Separate Account.....................28
   4.06    Annuity Net Return Factor(s) -- Separate Account................28
   4.07    Annuity Options.................................................29

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I.       GENERAL DEFINITIONS
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1.01 Accumulation          The period during which the Net Purchase Payment(s)
     Period: are applied to a Contract to provide future Annuity payment(s).

1.02 Adjusted              The Current Value of a Contract plus or minus any
     Current Value         aggregate AG Account MVA, if applicable. (See 1.19)

1.03 Annuitant:            The person whose life is measured for purposes of the
                           Guaranteed Death Benefit and the duration of Annuity payments under this Contract.

1.04 Annuity:              Payment of an income:

                           (a) For the life of one or two persons;

                           (b) For a stated period; or

                           (c) For some combination of (a) and (b).

1.05 Beneficiary:          The individual or estate entitled to receive any
                           payment from the Contract upon the death of the Annuitant.

1.06 Code:                 The Internal Revenue Code of 1986, as it may be
                           amended from time to time.

1.07 Contract:             This agreement between Aetna and the Contract Holder.

1.08 Contract Holder: A person who purchases this Contract. A Contract Holder cannot be a nonnatural person (i.e. a trustee for a trust, an executor or administrator for an estate, or an incorporated or unincorporated business). The Contract Holder has all right, title and interest under the Contract.

1.09 Current Value:        As of the most recent Valuation Period, the Net
                           Purchase Payment and any additional amount deposited pursuant to 3.10 plus any interest added to the portion allocated to the AG Account; and plus or minus the investment experience of the portion allocated to the Funds since deposit; less all Maintenance Fees deducted, any amounts surrendered and any amounts applied to an Annuity.

1.10 Deposit Period: A calendar week, a calendar month, a calendar quarter, or any other period of time specified by Aetna during which Net Purchase Payment(s), Transfers and Reinvestments are accepted into the AG Account for one or more Guaranteed Terms. Aetna reserves the right to extend the Deposit Period.

1.11 Fixed Annuity:        An Annuity with payments that do not vary in amount.

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1.12 Fund(s):              The open-end management investment companies
                           (mutual funds) in which the Separate Account invests.

1.13 General Account:      The Account holding the assets of Aetna, other than
                           those assets held in Aetna's separate accounts.

1.14 Guaranteed Rate --    Aetna will declare the interest rate(s) applicable to
     AG Account:           a specific Guaranteed Term at the start of the
                           Deposit Period for that Guaranteed Term. The rate(s) are guaranteed by Aetna for that Deposit Period and the ensuing Guaranteed Term. The Guaranteed Rates are annual effective yields. That is, interest is credited daily at a rate that will produce the Guaranteed Rate over the period of a year. No
                           Guaranteed Rate will ever be less than the Minimum
                           Guaranteed Rate shown on Contract Schedule I.

                           For Guaranteed Terms of one year or less, one Guaranteed Rate is credited for the full Guaranteed Term. For longer Guaranteed Terms, an initial Guaranteed Rate is credited from the date of deposit to the end of a specified period within the Guaranteed Term. There may be different Guaranteed Rate(s) declared for subsequent specified time intervals throughout the Guaranteed Term.

1.15 Guaranteed Term:      The period of time for which AG Account Guaranteed
                           Rates are guaranteed on Net Purchase Payments,
                           Transfers and Reinvestments made into a current
                           Deposit Period for the AG Account. Such period begins on the day following the close of the Deposit Period and ends on the designated Maturity Date. Guaranteed
                           Terms are offered at Aetna's discretion for various lengths of time ranging up to and including ten years.

                           During a Deposit Period, Aetna may make available any number of Guaranteed Terms. The Contract Holder may allocate Net Purchase Payments and Transfers into any or all of the available Guaranteed Terms.

1.16 Guaranteed Term(s)    All AG Account Guaranteed Term(s) with the same
     Groups:               length of time from the close of the Deposit Period
                           until the designated Maturity Date.

1.17 Maintenance Fee:      The Maintenance Fee (see Contract Schedule I) will be
                           deducted during the Accumulation Period from the Current Value on each anniversary of the date the Contract is established and upon surrender of the entire Contract.

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1.18 ALIAC Guaranteed      An accumulation option where Aetna guarantees
     Account (AG Account): stipulated rate(s) of interest for specified periods of time. All assets of Aetna, including amounts in the Nonunitized Separate Account, are available to meet the guarantees under the AG Account.

1.19 Market Value          An adjustment to the amount withdrawn or transferred
     Adjustment            from an AG Account Guaranteed Term prior to the end
     (MVA):                of that Guaranteed Term. The adjustment reflects the
                           change in the value of the investment due to changes in interest rates since the date of deposit and is computed using the formula given in 3.05. The adjustment is expressed as a percentage of each dollar being withdrawn.

1.20 Matured Term Value:   The amount due on an AG Account Guaranteed Term's
                           Maturity Date.

1.21 Matured Term          During the calendar month following an AG Account
     Value Transfer:       Maturity Date, the Contract Holder may notify Aetna's
                           Home Office in writing to Transfer or surrender all or part of the Matured Term Value, plus interest at the new Guaranteed Rate accrued thereon, from the AG
                           Account without an MVA. This provision only applies to the first such written request received from the Contract Holder during this period for any Matured
                           Term Value.

1.22 Maturity Date:        The last day of an AG Account Guaranteed Term.

1.23 Net Purchase          The Purchase Payment less premium taxes, if
     Payment(s):           applicable.

1.24 Nonunitized           A separate account set up by Aetna under Title 38,
     Separate              Section 38a-433, of the Connecticut General Statutes,
     Account:              that holds assets for AG Account Terms. There are no
                           discrete units for this Account. The Contract Holder does not participate in the investment gain or loss from the assets held in the Nonunitized Separate
                           Account. Such gain or loss is borne entirely by Aetna. These assets may be chargeable with liabilities arising out of any other business of Aetna.

1.25 Purchase Payment(s):  Payment(s) accepted by Aetna at its Home Office.
                           Aetna reserves the right to refuse to accept any Purchase Payment at any time for any reason. No advance notice will be given to the Contract Holder.

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1.26 Reinvestment:         Aetna will mail a notice to the Contract Holder at
                           least 18 calendar days before a Guaranteed Term's Maturity Date. This notice will contain the Terms available during current Deposit Periods with their Guaranteed Rate(s), and projected Matured Term Value. If no specific direction is given by the Contract Holder prior to the Maturity Date, each Matured Term Value will be reinvested in the current Deposit Period for a Guaranteed Term of the same duration. If a Guaranteed Term of the same duration is unavailable, each Matured Term Value will automatically be reinvested in the current Deposit Period for the next shortest Guaranteed Term available. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used. Aetna will mail a confirmation statement to the Contract Holder the next business day after the Maturity Date. This notice will state the Guaranteed Term and Guaranteed Rate(s) which will apply to the reinvested Matured Term Value.

1.27 Separate Account:     A separate account that buys and holds shares of the
                           Fund(s). Income, gains or losses, realized or unrealized, are credited or charged to the Separate
                           Account without regard to other income, gains or losses of Aetna. Aetna owns the assets held in the Separate Account and is not a trustee as to such amounts. This Separate Account generally is not guaranteed and is held at market value. The assets of the Separate Account, to the extent of reserves and other contract liabilities of the Account, shall not be charged with other Aetna liabilities.

1.28 Surrender Value:      The amount payable by Aetna upon the surrender of any
                           portion of the Contract.

1.29 Transfers:            The movement of invested amounts among the available
                           Fund(s) and the AG Account under this Contract during the Accumulation Period.

1.30 Valuation Period      The period of time for which a Fund determines its
     (Period):             net asset value, usually from 4:15 p.m. Eastern time
                           each day the New York Stock Exchange is open until 4:15 p.m. the next such day, or such other day that one or more of the Funds determines its net asset value.

1.31 Variable Annuity:     An Annuity with payments that vary with the net
                           investment results of one or more Funds held under the Separate Account.

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II.      GENERAL PROVISIONS
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2.01 Change of Contract:   Only an authorized officer of Aetna may change the
                           terms of this Contract. Aetna will notify the Contract Holder in writing at least 30 days before the effective date of any change. Any change will not affect the amount or terms of any Annuity which begins before the change.

                           Aetna reserves the right to refuse to accept any Purchase Payment at any time for any reason. This applies to subsequent Purchase Payments under the Contract. No advance notice will be given to the Contract Holder.

                           Aetna may make any change that affects the AG Account Market Value Adjustment (3.05) with at least 30 days' advance written notice to the Contract Holder. Any such change shall become effective for any new Term.

                           Aetna reserves the right to change the terms of the Systematic Withdrawal Option (3.09) for future elections and discontinue the availability of this option after proper notification.

                           The following will not be changed:

                           (a) Net Purchase Payment (1.23)

                           (b) AG Account Guaranteed Rate (1.14)

                           (c) Net Return Factor(s) -- Separate Account (3.03)

                           (d) Current Value (1.09)

                           (e) Surrender Value (1.28)

                           (f) Fund(s) Annuity Unit Value -- Separate Account
                               (4.05)

                           (g) Annuity options (4.07)

                           (h) Fixed Annuity Interest Rates (4.01)

                           (i) Transfers (1.29).

                           Any change that affects the Annuity Options and the tables for the Options may be made:

                           (a) No earlier than 12 months after the effective
                               date of this Contract; and

                           (b) No earlier than 12 months after the effective
                               date of any prior change.

                           This Contract may be changed as deemed necessary by Aetna to comply with federal or state law.

2.02 Change of Fund(s): Aetna, or the Separate Account, may:

                           (a) Change the Fund(s) which may be invested in by
                               the Separate Account; and

                           (b) Replace the shares of any Fund(s) held in the
                               Separate Account with shares of any other
                               Fund(s).

                           Changes must be:

                           (a) Approved by a majority vote in the Separate
                               Account with respect to the Fund(s) whose shares are to be replaced; or

                           (b) Deemed necessary by Aetna under the Investment
                               Company Act of 1940; or

                           (c) Deemed necessary by Aetna to accomplish the
                               purpose of the Separate Account.

                           Aetna will notify the Contract Holder of any change.

2.03 Nonparticipating      The Contract Holder or Beneficiaries will not have a
     Contract:             right to share in the earnings of Aetna.

2.04 Payments and          While the Contract Holder is living, Aetna will pay
     Elections:            the Contract Holder any Annuity payments as and when
                           due. After the Contract Holder's death, any Annuity payments required to be made will be paid in accordance with 4.03. Aetna will determine other payments and/or elections as of the end of the Valuation Period in which the request is received at its Home Office. Such payments will be made within 7 calendar days of receipt at its Home Office of a written claim for payment which is in good order, except as provided in 3.14.

2.05 State Laws:           The Contract complies with the laws of the state in
                           which it is delivered. Any surrender, death, or Annuity payments are equal to or greater than the minimum required by such laws. Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from Annuity tables used to determine Annuity payments.

2.06 Control of Contract:  This is a Contract between the Contract Holder and
                           Aetna. The Contract Holder has all rights, title and interest for amounts held in the Contract. Choices made under this Contract must be in writing. Until receipt of such choices at Aetna's Home Office, Aetna may rely on any previous choices made.

2.06 Control of Contract   The Contract is not subject to the claims of any
     (Cont'd):             creditors of the Contract Holder, except to the
                           extent permitted by law. The Contract Holder may assign or transfer his or her rights under the Contract to one or more natural persons. Any assignment or transfer made under the Contract must be submitted to Aetna's Home Office in writing and will not be effective until accepted by Aetna.

2.07 Designation of        Each Contract Holder shall name his or her
     Beneficiary:          Beneficiary. The Beneficiary may be changed at any
                           time. Changes to a Beneficiary must be submitted to Aetna's Home Office in writing and will not be effective until accepted by Aetna.

2.08 Misstatements and     If Aetna finds the age of any Annuitant to be
     Adjustments:          misstated, the correct facts will be used to adjust
                           payments.

2.09 Incontestability:     Aetna cannot cancel this Contract because of any
                           error of fact on the application.

2.10 Grace Period:         This Contract will remain in effect even if Purchase
                           Payments are not continued except as provided in the Payment of Adjusted Current Value provision (see
                           3.16).

III.     PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
--------------------------------------------------------------------------------

3.01 Net Purchase          This amount is the actual Purchase Payment less any
     Payment:              premium tax. Aetna will generally deduct the premium
                           tax when Annuity benefits are elected (see Part IV).
                           If Aetna determines that under applicable state law, it must pay a premium tax when the Purchase Payment is received or at any other time, it will deduct the tax at that time.

                           The Net Purchase Payment will be credited among:

                           (a) The current Deposit Period(s) for Guaranteed
                               Terms under the AG Account; and

                           (b) The Fund(s) in which the Separate Account
                               invests.

3.01 Net Purchase          For each Net Purchase Payment, the Contract Holder
     Payment (Cont'd):     shall tell Aetna the allocation percentage to be
                           applied to the current Deposit Period for each of the available Guaranteed Terms in the AG Account and/or each Fund. If allocation instructions are not received along with any subsequent Net Purchase
                           Payment, the allocation will be the same as that indicated on the original application. If the same
                           Guaranteed Term is no longer available, the Net
                           Purchase Payment will be allocated to the next shortest Guaranteed Term available in the current
                           Deposit Period. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used.

                           Aetna will declare from time to time the acceptability and the minimum amount for additional Purchase Payments.

3.02 Fund(s) Record        The portion of the Net Purchase Payment(s) applied to
     Units -- Separate     each Fund under the Separate Account will determine
     Account:              the number of Fund record units for that Fund. This
                           number is equal to the portion of the Net Purchase
                           Payment(s) applied to each Fund divided by the Fund record unit value (see 3.04) for the Valuation Period in which the Purchase Payment is received in good order at Aetna's Home Office.

3.03 Net Return            The net return factor(s) are used to compute all
     Factor(s) --          Separate Account record units for any Fund.
     Separate Account:
                           The net return factor for each Fund is equal to
                           1.0000000 plus the net return rate.

                           The net return rate is equal to:

                           (a) The value of the shares of the Fund held by the
                               Separate Account at the end of the Valuation
                               Period; minus

                           (b) The value of the shares of the Fund held by the
                               Separate Account at the start of the Valuation Period; plus or minus

                           (c) Taxes (or reserves for taxes) on the Separate
                               Account (if any); divided by

                           (d) The total value of the Fund record units and Fund
                               Annuity units of the Separate Account at the start of the Valuation Period; minus

                           (e) A daily Separate Account charge at an annual rate
                               as shown on Contract Schedule I for mortality and expense risks, which may include profit; and a daily administrative charge.

                           A net return rate may be more or less than 0%. The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

3.04 Fund Record Unit      A Fund record unit value is computed by multiplying
     Value - Separate      the net return factors for the current Valuation
     Account:              Period by the Fund record unit value for the previous
                           Period. The dollar value of Fund record units, Separate Account assets, and Variable Annuity payments may go up or down due to investment gain or loss.

3.05 Market Value          There will be an MVA for a withdrawal from the AG
     Adjustment:           Account before the end of a Guaranteed Term when the
                           withdrawal is due to:

                           (a) A Transfer; except as specified in AG Account
                               Matured Term Value Transfer;

                           (b) A full or partial surrender, including a 10% free
                               withdrawal under 3.13; or

                           (c) An election of Annuity option 2 (see 4.07).

                           Full and partial surrenders and Transfers made within six months after the date of the Annuitant's death will be the greater of:

                           (a) The aggregate MVA amount which is the sum of all
                               market value adjusted amounts calculated due to a withdrawal of amounts. This total may be greater or less than the Current Value of those amounts; or

                           (b) The applicable portion of the Current Value in
                               the AG Account.

                           After the six-month period, the surrender or Transfer will be the aggregate MVA amount, which may be greater or less than the Current Value of those amounts.

                           The greater of the aggregate MVA amount or the applicable portion of the Current Value applies to amounts withdrawn from the AG Account on account of an election of Annuity options 3 or 4 (see 4.07).

                           Market value adjusted amounts will be equal to the amount withdrawn multiplied by the following ratio:

                                   x
                                  ---
                                  365
                           (1 + i)
                           ----------
                                   x
                                  ---
                                  365
                           (1 + j)
                           ----------

3.05 Market Value          Where:
     Adjustment
     (Cont'd):             i  is the Deposit Period Yield

                           j  is the Current Yield

                           x is the number of days remaining, (computed from Wednesday of the week of withdrawal) in the Guaranteed Term.

                           The Deposit Period Yield will be determined as follows:

                           (a) At the close of the last business day of each
                               week of the Deposit Period, a yield will be computed as the average of the yields on that day of U.S. Treasury Notes which mature in the last three months of the Guaranteed Term.

                           (b) The Deposit Period Yield is the average of those
                               yields for the Deposit Period. If withdrawal is made before the close of the Deposit Period, it is the average of those yields on each week preceding withdrawal.

                           The Current Yield is the average of the yields on the last business day of the week preceding withdrawal on the same U.S. Treasury Notes included in the Deposit Period Yield.

                           In the event that no U.S. Treasury Notes which mature in the last three months of the Guaranteed Term exist, Aetna reserves the right to use the U.S. Treasury Notes that mature in the following quarter.

3.06 Transfer of           Before an Annuity option is elected, all or any
     Current Value         portion of the Adjusted Current Value may be
     from the Funds        transferred from any Fund or Guaranteed Term of the
     or AG Account:        AG Account:

                           (a) To any other Fund; or

                           (b) To any Guaranteed Term of the AG Account
                               available in the current Deposit Period.

                           Transfer requests can be submitted as a percentage or as a dollar amount. Aetna may establish a minimum transfer amount. Within a Guaranteed Term Group, the amount to be surrendered or transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

3.06 Transfer of           The Contract Holder may make an unlimited number of
     Current Value         Transfers during the Accumulation Period. The number
     from the Funds        of free Transfers allowed by Aetna is shown on
     or AG Account         Contract Schedule I. Additional Transfers may be
     (Cont'd):             subject to a Transfer fee as shown on Contract
                           Schedule I. Transfers from the AG Account of a
                           Matured Term Value on or within one calendar month after a Term's Maturity Date do not count against the annual Transfer limit.

                           Amounts applied to Guaranteed Terms of the AG Account may not be transferred to the Funds or to another Guaranteed Term during the Deposit Period or for 90 days after the close of the Deposit Period except for Matured Term Value(s) during the calendar month following the Term's Maturity Date.

                           Transfers from Guaranteed Terms of the AG Account are subject to the MVA provisions in 3.05.

3.07 Notice to the         The Contract Holder will receive quarterly statements
     Contract Holder:      from Aetna of:

                           (a) The value of any amounts held in:

                               (1)   The AG Account; and

                               (2)   The Fund(s) under the Separate Account.

                           (b) The number of any Fund(s) record units; and

                           (c) The Fund(s) record unit value.

                           Such number or values will be as of a specific date no more than 60 days before the date of the notice.

3.08 Loans:                Loans are not available under this Contract.

3.09 Systematic            A distribution option under which a portion of the
     Withdrawal            Current Value will automatically be surrendered and
     Option (SWO):         distributed each year. SWO payments will be
                           calculated on the Contract's full Current Value. The distributed amount is withdrawn pro rata from each investment option used under the Contract. A
                           Surrender Fee will not be deducted from any portion of the Adjusted Current Value which is paid as a distribution under SWO. Contract Holders should consult their tax advisers prior to requesting this distribution option. Aetna will not be responsible for any adverse tax consequences due to receiving SWO payments.

                           (a) Amount of Distribution: The Contract Holder may
                               elect one of the three payment methods described below.

3.09 Systematic                (1) Specified Payment: Payments of a designated
     Withdrawal                    dollar amount. The annual amount may not be
     Option (SWO)                  greater than the percentage of the Current
     (Cont'd):                     Value on the date of the SWO election as
                                   shown on Contract Schedule I. This annual dollar amount will remain constant. At its discretion, Aetna may require a minimum payment amount. If SWO payments are made more frequently than annually, the designated annual amount is divided by the number of payments due each year; or

                               (2) Specified Period: Payments made over a
                                   designated period of time of at least 10 years. The annual amount is calculated by dividing the Current Value as of December 31 of the year prior to the payment year by the number of payment years remaining; or

                               (3) Specified Percentage: Payments of a
                                   designated percentage which cannot be greater than the percentage of the Current Value at the time of election as shown on Contract
                                   Schedule I. The percentage may be changed by written request. Aetna reserves the right to limit the number of times the percentage may be changed. The annual amount is calculated by multiplying the Current Value as of December 31 of the year prior to the payment year by the designated percentage.

                           Payments upon the Contract Holder's death will continue to the Beneficiary in the manner described in 3.11.

                           (b) Minimum Initial Current Value: At its discretion,
                               Aetna may require a minimum initial Current Value for election of this option. If after election of this option the Current Value is insufficient to make a scheduled SWO payment, Aetna will distribute the entire balance.

                           (c) Date of Distribution: The Contract Holder shall
                               specify the first payment date. The earliest allowable first payment date is the date on which the Contract Holder attains age 59-1/2. As elected by the Contract Holder, SWO payments will be made on a monthly, quarterly, semi-annual or annual basis. If SWO payments are made more frequently than annually, the designated annual amount is divided by the number of payments due each year. Subsequent payments will be made on the 15th of the appropriate months or on such other date Aetna may designate or allow.

3.09 Systematic            (d) Election and Revocation: SWO may be elected by
     Withdrawal                submitting a completed and signed election form
     Option (SWO)              to Aetna's Home Office. Once elected, this option
     (Cont'd):                 may be revoked by the Contract Holder or spousal
                               Beneficiary, if elected after the Contract
                               Holder's death, by submitting a written request to Aetna at its Home Office. Any revocation will apply only to amounts not yet paid. SWO may be elected only once by the Contract Holder or by the spouse Beneficiary.

3.10 Death Benefit         If the Contract Holder or Annuitant dies before
     Amount:               Annuity payments start, the Beneficiary is entitled
                           to a death benefit under the Contract. The claim date is the date when proof of death and the Beneficiary's claim are received in good order at Aetna's Home
                           Office. The amount of the death benefit is determined as follows:

                           (a) Death of Annuitant less than 75 years of age: The
                               guaranteed death benefit is the greatest of:

                               (1) The gross sum of all Purchase Payment(s) made
                                   to the Contract (as of the date of death) minus the sum of all amounts surrendered, applied to an Annuity, or deducted from the Contract;

                               (2) The step up value as of the date of death
                                   plus all Net Purchase Payments made to the Contract, minus the total of all partial surrenders, amounts applied to an Annuity and deductions made from the Contract since determination of the step up value. The step up value is the Current Value on the most recent seventh year anniversary of the date the first Net Purchase Payment is applied to the Contract;

                               (3) The Contract's Current Value as of the date
                                   of death.

                                   The excess, if any, of the guaranteed death benefit value over the Contract's Current Value is determined as of the date of death. Any excess amount will be deposited to the Contract and allocated to Aetna Variable Encore Fund as of the claim date. The Current Value on the claim date plus any excess amount deposited becomes the Contract's Current Value.

                           (b) Death of Annuitant age 75 or greater: The death
                               benefit amount is the Current Value on the claim date.

3.10 Death Benefit         (c) Death of the Contract Holder if the Contract
     Amount (Cont'd):          Holder is not the Annuitant: The death benefit
                               amount is the Adjusted Current Value on the Claim
                               Date. A Surrender Fee may apply to any full or partial surrender (see 3.13 and Contract Schedule
                               I).

3.11 Death Benefit         Prior to any election, or until amounts must be
     Options available     otherwise distributed under this section, the Current
     to Beneficiary:       Value will be retained in the Contract. The
                           Beneficiary has the right under the Contract to allocate or reallocate any amount to any of the available investment options (subject to an MVA, as applicable). The following options are available to the Beneficiary:

                           (a) When the Contract Holder is the Annuitant: If the
                               Contract Holder/Annuitant dies, and:

                               (1) If the Beneficiary is the Contract Holder's
                                   surviving spouse, the Beneficiary will be the successor Contract Holder on Aetna's records. Such successor Contract Holder may exercise all rights under the Contract and continue in the Accumulation Period, or may elect (i),
                                   (ii), or (iii) below. Under the Code,
                                   distributions from the Contract are not
                                   required until the successor Contract
                                   Holder's death. The Beneficiary may elect to:

                                   (i) Apply some or all of the Adjusted Current
                                       Value to Annuity option 2, 3 or 4 (see
                                       4.07);

                                   (ii)Apply some or all of the Adjusted
                                       Current Value to Annuity option 1 (see
                                       4.07); or

                                   (iii) Receive, at any time, a lump sum
                                       payment equal to the Adjusted Current
                                       Value.

                               (2) If the Beneficiary is other than the Contract
                                   Holder's surviving spouse, then options (i),
                                   (ii), or (iii) under (1) above apply. Any portion of the Adjusted Current Value not applied to Annuity option 2, 3 or 4 within one year of the Contract Holder's death, must be distributed within five years of the date of death.

                               (3) If no Beneficiary exists, a lump sum payment
                                   equal to the Adjusted Current Value will be made to the Contract Holder's estate.

                           (b) When the Contract Holder is not the Annuitant and
                               the Contract Holder dies, and:

3.11 Death Benefit             (1) If the Beneficiary is the Contract Holder's
     Options available             surviving spouse, the Beneficiary will be the
     to Beneficiary                successor Contract Holder on Aetna's records.
     (Cont'd):                     Such successor Contract Holder may exercise
                                   all rights under the Contract and continue in the Accumulation Period, or may elect (i),
                                   (ii), or (iii) below. Under the Code,
                                   distributions from the Contract are not
                                   required until the successor Contract
                                   Holder's death. The Beneficiary may elect to:

                                   (i)   Apply some or all of the Adjusted
                                         Current Value to Annuity option 2, 3 or
                                         4 (see 4.07);

                                   (ii)  Apply some or all of the Surrender
                                         Value to Annuity option 1 (see 4.07);
                                         or

                                   (iii) Receive, at any time, a lump sum
                                         payment equal to the Surrender Value.

                               (2) If the Beneficiary is other than the Contract
                                   Holder's surviving spouse, then options (i),
                                   (ii), or (iii) under (1) above apply. Any portion of the Adjusted Current Value not applied to Annuity option 2, 3 or 4 within one year of the Contract Holder's death, must be distributed within five years of the date of death.

                               (3) If no Beneficiary exists, a lump sum payment
                                   equal to the Surrender Value will be made to the Contract Holder's estate.

                           (c) When the Contract Holder is not the Annuitant and
                               the Annuitant dies: The Beneficiary must elect Annuity option 2, 3 or 4 within 60 days of the date of death or the gain, if any, will be includible in the Beneficiary's income in the tax year in which the Annuitant dies.

3.12 Liquidation of        All or any portion of the Adjusted Current Value may
     Surrender Value:      be surrendered at any time. Surrender requests can be
                           submitted as a percentage of the Adjusted Current
                           Value or as a specific dollar amount. Net Purchase
                           Payment amounts are withdrawn first, and then the excess value, if any. For any partial surrender, amounts are withdrawn on a pro rata basis from the Fund(s) and/or the Guaranteed Term(s) Groups of the AG Account in which the Current Value is invested.
                           Within a Guaranteed Term Group, the amount to be surrendered or transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

3.12 Liquidation of        After deduction of the Maintenance Fee, if
     Surrender Value       applicable, the surrendered amount shall be reduced
     (Cont'd):             by a Surrender Fee, if applicable.

3.13 Surrender Fee:        The Surrender Fee only applies to the Net Purchase
                           Payment(s) portion surrendered and varies according to the elapsed time since deposit (see Contract
                           Schedule I). Net Purchase Payment amounts are withdrawn in the same order they were applied.

                           No Surrender Fee is deducted from any portion of the Net Purchase Payment which is paid:

                           (a) To a Beneficiary due to the Annuitant's death
                               before Annuity payments start, up to a maximum of the aggregate Net Purchase Payment(s) minus the total of all partial surrenders, amounts applied to an Annuity and deductions made prior to the Annuitant's date of death;

                           (b) As a premium for an Annuity option 2, 3 or 4
                               under this Contract (see 4.07);

                           (c) As a distribution under the SWO provision (see
                               3.09);

                           (d) At least 12 months after the date of the first
                               Purchase Payment to the Contract, in an amount equal to or less than 10% of the Current Value. This applies to the first surrender request, partial or full, in a calendar year. The Current Value is calculated as of the date the surrender request is received in good order at Aetna's Home Office. This waiver is not available to the Contract Holder while SWO is in effect;

                           (e) For a full surrender where the Contract's Current
                               Value is $2,500 or less and no surrenders have been taken from the Contract within the prior 12 months;

                           (f) By Aetna under 3.16; or

                           (g) If the Annuitant has spent at least 45
                               consecutive days in a licensed nursing care facility and each of the following conditions are met:

                               (1) more than one calendar year has elapsed since
                                   the date the Contract was issued; and

                               (2) the surrender is requested within 3 years of
                                   admission to a licensed nursing care
                                   facility.

                           This waiver does not apply if the Annuitant was in a nursing care facility at the time the Contract was issued.

3.14 Payment of            Under certain emergency conditions, Aetna may defer
     Surrender Value:      payment:

                           (a) For a period of up to 6 months (unless not
                               allowed by state law); or

                           (b) As provided by federal law.

3.15 Reinstatement:        All or a portion of the proceeds of a full surrender
                           may be reinvested within 30 days after the surrender.
                           Any Maintenance Fee and Surrender Fee charged at the time of surrender on the amount being reinvested will be included in the reinstatement. Any Market Value
                           Adjustment(s) deducted from surrenders will not be included in the reinstatement.

                           Amounts will be reinstated among the AG Account and the Fund(s) in the Separate Account in the same proportion as they were at the time of surrender. Any amounts reinstated to the AG Account will be credited to the Guaranteed Terms available during the current Deposit Period in the same proportion as they were at the time of surrender. In the event that a Guaranteed Term of the same duration is unavailable, amounts will be reinvested in the next shortest Guaranteed Term available in the current Deposit Period. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used. The number of Fund(s) Record Units reinstated will be based on the Record Unit Value(s) next computed after receipt at Aetna's Home Office of the reinstatement request and the amount to be reinstated.

                           Any Maintenance Fee which falls due after the surrender and before the reinstatement will be deducted from the amount reinstated.

                           Any Contract surrendered because the Current Value was less than $2,500 immediately following any partial surrender may not be reinstated (see 3.16).

                           Reinstatement is permitted only once.

3.16 Payment of            Upon 90 days' written notice to the Contract Holder,
     Adjusted              Aetna will terminate any Contract if the Current
     Current Value:        Value becomes less than $2,500 immediately following
                           any partial surrender. Aetna does not intend to exercise this right in cases where the Current Value is reduced to $2,500 or less solely due to investment performance. A surrender fee will not be deducted from the Adjusted Current Value. The terminated
                           Adjusted Current Value may not be reinstated.

IV.      ANNUITY PROVISIONS
--------------------------------------------------------------------------------

4.01 Choices to            The Contract Holder may tell Aetna to apply any
     be Made:              portion of the Adjusted Current Value (minus any
                           premium tax) for an Annuity under option 2, 3, or 4
                           (see 4.07). The first Annuity payment may not be earlier than one calendar year after the initial
                           Purchase Payment nor later than the later of:

                           (a) The first day of the month following the
                               Annuitant's 85th birthday; or

                           (b) The tenth anniversary of the last Purchase
                               Payment. In lieu of the election of an Annuity, the Contract Holder may tell Aetna to make a lump sum payment.

                           When an Annuity option is chosen, Aetna must also be told if payments are to be made other than monthly and whether to pay:

                           (a) A Fixed Annuity using the General Account;

                           (b) A Variable Annuity using any of the Fund(s)
                               available under this Contract for Annuity purposes; or

                           (c) A combination of (a) and (b).

                           If a Fixed Annuity is chosen, the Annuity purchase rate for the option chosen reflects at least the Minimum Guaranteed Interest Rate (see Contract
                           Schedule II), but may reflect a higher interest rate. If a Variable Annuity is chosen, the initial Annuity payment for the option chosen reflects the assumed annual return rate elected. (see Contract Schedule
                           II).

4.02 Terms of              (a) When payments start, the age of the Annuitant
     Annuity Options:          plus the number of years for which payments are
                               guaranteed must not exceed 95.

                           (b) An Annuity option may not be elected if the first
                               payment would be less than $50 or if the total payments in a year would be less than $250 (less if required by state law). Aetna reserves the right to increase the minimum first Annuity payment amount and the minimum annual Annuity payment amount based upon increases reflected in the Consumer Price Index-Urban, (CPI-U) since July 1, 1993.

                           (c) If a Fixed Annuity under option 2, 3, or 4 is
                               chosen and a larger payment would result from applying the Surrender Value to a current Aetna single premium immediate Annuity, Aetna will make the larger payment.

4.02 Terms of              (d) For purposes of calculating the guaranteed first
     Annuity Options           payment of a Variable Annuity or the payments for
     (Cont'd):                 a Fixed Annuity, the Annuitant's and second
                               Annuitant's adjusted age will be used. The
                               Annuitant's and second Annuitant's adjusted age is his or her age as of the birthday closest to the Annuity commencement date reduced by one year for Annuity commencement dates occurring during the period of time from July 1, 1993 through December 31, 1999. The Annuitant's and second
                               Annuitant's age will be reduced by two years for Annuity commencement dates occurring during the period of time from January 1, 2000 through December 31, 2009. The Annuitant's and second
                               Annuitant's age will be reduced by one additional year for Annuity commencement dates occurring in each succeeding decade.

                               The Annuity purchase rates for options 3 and 4 are based on mortality from 1983 Table a.

                           (e) Assumed Annual Net Return Rate is the interest
                               rate used to determine the amount of the first Annuity payment under a Variable Annuity as shown on Contract Schedule II. The Separate Account must earn this rate plus enough to cover the mortality and expense risks charges (which may include profit) and administrative charges if future Variable Annuity Payments are to remain level, (see Annuity return factor under Variable Annuity Assumed Annual Net Return Rate on Contract Schedule II).

                           (f) Once elected, Annuity payments cannot be commuted
                               to a lump sum except for Variable Annuity payments under option 2 (see 4.07). The life expectancy of the Annuitant and second Annuitant shall be irrevocable upon the election of an Annuity option.

4.03 Death of              (a) Contract Holder is Annuitant: When the Contract
     Annuitant/                Holder is the Annuitant and the Annuitant dies
     Beneficiary:              under option 2 or 3, or both the Annuitant and
                               the second Annuitant die under option 4(d), the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary, or upon election by the Beneficiary, any remaining payments will continue to the Beneficiary. If option 4 has been elected and the Contract Holder dies, the remaining payments will continue to the successor payee. If no successor payee has been designated, the Beneficiary will be treated as the successor payee.

4.03 Death of              (b) Contract Holder is Not Annuitant: When the
     Annuitant/                Contract Holder is not the Annuitant and the
     Beneficiary               Contract Holder dies, the remaining payments
     (Cont'd):                 under options 2, 3, or 4 will continue to the
                               successor payee. If no successor payee has been designated, the Beneficiary will be treated as the successor payee.

                               If the Annuitant dies under option 2 or 3, or if both the Annuitant and the second Annuitant die under option 4(d), the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary, or upon the election by the Beneficiary, any remaining payments will continue to the Beneficiary. If option 4 has been elected, and the Annuitant dies, the remaining payments will continue to the Contract Holder.

                           (c) No Beneficiary Named/Surviving: If there is no
                               Beneficiary under option 2, 3, or 4, the present value of any remaining payments will be paid in one sum to the Contract Holder, or if the Contract Holder is not living, then to the Contract Holder's estate.

                           (d) If the Beneficiary designated under option 1
                               dies, the amount held plus accrued interest will be paid in one sum to a successor Beneficiary, if any, named by the designated Beneficiary. If there is no successor Beneficiary, the lump sum will be paid to the designated Beneficiary's estate.

                           (e) If the Beneficiary or the successor payee dies
                               while receiving Annuity payments, the present value of any remaining guaranteed payments will be paid in one sum to the successor Beneficiary/payee, or upon election by the successor Beneficiary/payee, any remaining payments will continue to the successor Beneficiary/payee. If no successor Beneficiary/payee has been designated, the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary's/payee's estate.

                           (f) The present value will be determined as of the
                               Valuation Period in which proof of death acceptable to Aetna and a request for payment is received at Aetna's Home Office. The interest rate used to determine the first payment will be used to calculate the present value.

4.04 Fund(s) Annuity       The number of each Fund's Annuity units is based on
     Units -- Separate     the amount  of the first Variable Annuity payment
     Account:              which is equal to: (a) The portion of the Current
                           Value applied to pay a Variable Annuity (minus any premium tax); divided by

                           (b) 1,000; multiplied by

                           (c) The payment rate for the option chosen.

                           Such amount, or portion, of the variable payment will be divided by the appropriate Fund Annuity unit value (see 4.05) on the tenth Valuation Period before the due date of the first payment to determine the number of each Fund Annuity units. The number of each Fund Annuity units remains fixed. Each future payment is equal to the sum of the products of each Fund Annuity unit value multiplied by the appropriate number of Units. The Fund Annuity unit value on the tenth Valuation Period prior to the due date of the payment is used.

4.05 Fund Annuity          For any Valuation Period, a Fund Annuity unit value
     Unit Value--          is equal to:
     Separate Account:
                           (a) The value for the previous Period; multiplied by

                           (b) The Annuity net return factor(s) (see 4.06 below)
                               for the Period; multiplied by

                           (c) A factor to reflect the assumed annual net return
                               rate (see Contract Schedule II).

                           The dollar value of a Fund Annuity unit values and Annuity payments may go up or down due to investment gain or loss.

4.06 Annuity Net           The Annuity net return factor(s) are used to compute
     Return Factor(s) --   Annuity payments for any Fund.
     Separate Account:
                           The Annuity net return factor for each Fund is equal to 1.0000000 plus the net return rate.

                           The net return rate is equal to:

                           (a) The value of the shares of the Fund held by the
                               Separate Account at the end of a Valuation
                               Period; minus

                           (b) The value of the shares of the Fund held by the
                               Separate Account at the start of the Valuation Period; plus or minus

                           (c) Taxes (or reserves for taxes) on the Separate
                               Account (if any); divided by

4.06 Annuity Net Return    (d) The total value of the Fund record units and Fund
     Factor(s) -- Separate     Annuity units of the Separate Account at the
     Account (Cont'd):         start of the Valuation Period; minus

                           (e) A daily charge for Annuity mortality and expense
                               risks, which may include profit, and a daily administrative charge (at the annual rate as shown on Contract Schedule II).

                           A net return rate may be more or less than 0%.

                           The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

                           Payments shall not be changed due to changes in the mortality or expense results or administrative charges.

4.07 Annuity Options:      Option 1 -- Payment of Interest on Sum Left with
                           Aetna -- This option may be used only by the Beneficiary when the Contract Holder dies before Aetna has started paying an Annuity. A portion or all of the sum paid upon death may be held under this option and will be held in the General Account of Aetna at interest (see 4.01). The Beneficiary may later tell Aetna to:

                           (a) Pay a portion or all of the sum held by Aetna; or

                           (b) Apply a portion or all of the sum held by Aetna
                               to any Annuity Option below.

                           If a nonspouse Beneficiary elects that some or all of the Current Value is to be held under this option, the Beneficiary must tell Aetna to pay the full sum held under this option within 5 years of the date of death.

                           Option 2 -- Payments for a Stated Period of Time -- An Annuity will be paid for the number of years chosen. The number of years must be at least 5 and not more than 30.

                           If payments for this option are made under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time. If a withdrawal is requested within 3 years after the start of payments, it will be treated as a surrender and any applicable Surrender Fee will be applied (see 3.13).

                           If a nonspouse Beneficiary elects this option at the death of the Contract Holder, the period selected may not extend beyond the Beneficiary's life expectancy.

4.07 Annuity Options       Option 3 -- Life Income -- An Annuity will be paid
     (Cont'd):             for the life of the Annuitant. If also chosen, Aetna
                           will guarantee payments for 60, 120, 180, or 240 months.

                           Option 4 -- Life Income Based upon the Lives of Two Annuitants -- An Annuity will be paid during the lives of the Annuitant and a second Annuitant. Payments will continue until both Annuitants have died. When this option is chosen, a choice must be made of:

                           (a) 100% of the payment to continue after the first
                               death;

                           (b) 66-2/3% of the payment to continue after the
                               first death;

                           (c) 50% of the payment to continue after the first
                               death;

                           (d) Payments for a minimum of 120 months with 100% of
                               the payment to continue after the first death; or

                           (e) 100% of the payment to continue at the death of
                               the second Annuitant and 50% of the payment to continue at the death of the Annuitant.

                           Other Options -- Aetna may make other options available as allowed by the laws of the state in which this Contract is delivered.

                                    OPTION 2

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

----------------------------------------------------------------------
        Guaranteed     Monthly    Quarterly   Semi-Annual     Annual
Years      Rate        Payment     Payment      Payment       Payment
----------------------------------------------------------------------

  3       3.00%      $ 28.99     $ 86.76      $ 172.88      $ 343.23
  4       3.00%        22.06       66.02        131.56        261.19
  5       3.00%        17.91       53.59        106.78        211.99
  6       3.00%        15.14       45.30         90.27        179.22
  7       3.00%        13.16       39.39         78.49        155.83
  8       3.00%        11.68       34.96         69.66        138.31
  9       3.00%        10.53       31.52         62.81        124.69
 10       3.00%         9.61       28.77         57.33        113.82
 11       3.00%         8.86       26.52         52.85        104.93
 12       3.00%         8.24       24.65         49.13         97.54
 13       3.00%         7.71       23.08         45.98         91.29
 14       3.00%         7.26       21.73         43.29         85.95
 15       3.00%         6.87       20.56         40.96         81.33
 16       3.00%         6.53       19.54         38.93         77.29
 17       3.00%         6.23       18.64         37.14         73.74
 18       3.00%         5.96       17.84         35.56         70.59
 19       3.00%         5.73       17.13         34.14         67.78
 20       3.00%         5.51       16.50         32.87         65.26
 21       3.00%         5.32       15.92         31.72         62.98
 22       3.00%         5.15       15.40         30.68         60.92
 23       3.00%         4.99       14.92         29.74         59.04
 24       3.00%         4.84       14.49         28.88         57.33
 25       3.00%         4.71       14.09         28.08         55.76
 26       3.00%         4.59       13.73         27.36         54.31
 27       3.00%         4.47       13.39         26.68         52.97
 28       3.00%         4.37       13.08         26.06         51.74
 29       3.00%         4.27       12.79         25.49         50.60
 30       3.00%         4.18       12.52         24.95         49.53
----------------------------------------------------------------------

                                    OPTION 3

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                Payments Guaranteed for a Stated Period of Months

----------------------------------------------------------------------
 Adjusted Age of
    Annuitant          None       60        120      180        240
----------------------------------------------------------------------

       50             $ 4.05    $ 4.50    $ 4.03    $ 3.99    $ 3.93
       51               4.12      4.11      4.09      4.05      3.99
       52               4.19      4.19      4.16      4.11      4.04
       53               4.27      4.26      4.23      4.18      4.10
       54               4.35      4.34      4.31      4.25      4.16

       55               4.44      4.42      4.39      4.32      4.22
       56               4.53      4.51      4.47      4.40      4.29
       57               4.62      4.61      4.56      4.48      4.35
       58               4.72      4.71      4.65      4.56      4.42
       59               4.83      4.81      4.75      4.64      4.49

       60               4.95      4.93      4.86      4.73      4.55
       61               5.07      5.05      4.97      4.83      4.62
       62               5.20      5.17      5.08      4.92      4.69
       63               5.34      5.31      5.20      5.02      4.76
       64               5.49      5.45      5.33      5.12      4.83

       65               5.65      5.61      5.47      5.22      4.89
       66               5.82      5.77      5.61      5.33      4.96
       67               6.01      5.94      5.75      5.44      5.02
       68               6.20      6.13      5.91      5.54      5.08
       69               6.41      6.33      6.07      5.65      5.14

       70               6.64      6.54      6.23      5.76      5.19
       71               6.88      6.76      6.41      5.86      5.24
       72               7.14      7.00      6.59      5.97      5.28
       73               7.43      7.26      6.77      6.06      5.32
       74               7.73      7.53      6.96      6.16      5.35

       75               8.06      7.82      7.14      6.25      5.38
----------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

--------------------------------------------------------------------------------
    Adjusted Ages
-------------------
            Second
Annuitant  Annuitant  Option 4a   Option 4b   Option 4c   Option 4d   Option 4e
--------------------------------------------------------------------------------

    55        50       $ 3.69     $ 4.05      $ 4.27      $ 3.69      $ 4.03
    55        55         3.88       4.25        4.47        3.87        4.14
    55        60         3.99       4.44        4.71        3.98        4.42

    60        55         3.99       4.44        4.71        3.98        4.42
    60        60         4.24       4.71        4.99        4.23        4.57
    60        65         4.38       4.97        5.32        4.38        4.93

    65        60         4.38       4.97        5.32        4.38        4.93
    65        65         4.72       5.33        5.70        4.71        5.14
    65        70         4.93       5.68        6.15        4.91        5.66

    70        65         4.93       5.68        6.15        4.91        5.66
    70        70         5.40       6.21        6.70        5.36        5.96
    70        75         5.69       6.68        7.32        5.62        6.67

    75        70         5.69       6.68        7.32        5.62        6.67
    75        75         6.37       7.45        8.15        6.23        7.12
    75        80         6.78       8.11        8.99        6.54        8.13
--------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 2

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

--------------------------------------------------------------------
        Guaranteed    Monthly   Quarterly   Semi-Annual      Annual
Years      Rate       Payment    Payment      Payment       Payment
--------------------------------------------------------------------

  3        3.50%     $ 29.19    $ 87.33     $ 173.91      $ 344.86
  4        3.50%       22.27      66.61       132.65        263.04
  5        3.50%       18.12      54.19       107.92        213.99
  6        3.50%       15.35      45.92        91.44        181.32
  7        3.50%       13.38      40.01        79.69        158.01
  8        3.50%       11.90      35.59        70.88        140.56
  9        3.50%       10.75      32.16        64.05        127.00
 10        3.50%        9.83      29.42        58.59        116.18
 11        3.50%        9.09      27.18        54.13        107.34
 12        3.50%        8.46      25.32        50.42         99.98
 13        3.50%        7.94      23.75        47.29         93.78
 14        3.50%        7.49      22.40        44.62         88.47
 15        3.50%        7.10      21.24        42.31         83.89
 16        3.50%        6.76      20.23        40.29         79.89
 17        3.50%        6.47      19.34        38.51         76.37
 18        3.50%        6.20      18.55        36.94         73.25
 19        3.50%        5.97      17.85        35.54         70.47
 20        3.50%        5.75      17.22        34.28         67.98
 21        3.50%        5.56      16.65        33.15         65.74
 22        3.50%        5.39      16.13        32.13         63.70
 23        3.50%        5.24      15.66        31.19         61.85
 24        3.50%        5.09      15.24        30.34         60.17
 25        3.50%        4.96      14.85        29.56         58.62
 26        3.50%        4.84      14.49        28.85         57.20
 27        3.50%        4.73      14.15        28.19         55.90
 28        3.50%        4.63      13.85        27.58         54.69
 29        3.50%        4.53      13.57        27.02         53.57
 30        3.50%        4.45      13.30        26.49         52.53
--------------------------------------------------------------------

                                    OPTION 2

                      Payments for a Stated Period of Time

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

--------------------------------------------------------------------
        Guaranteed    Monthly   Quarterly    Semi-Annual     Annual
Years      Rate       Payment    Payment       Payment      Payment
--------------------------------------------------------------------

  3        5.00%     $ 29.80    $ 89.04     $ 176.99       $ 349.72
  4        5.00%       22.89      68.38       135.93         268.58
  5        5.00%       18.74      56.00       111.33         219.98
  6        5.00%       15.99      47.77        94.96         187.64
  7        5.00%       14.02      41.90        83.30         164.59
  8        5.00%       12.56      37.52        74.58         147.35
  9        5.00%       11.42      34.11        67.81         133.99
 10        5.00%       10.51      31.40        62.42         123.34
 11        5.00%        9.77      29.19        58.03         114.66
 12        5.00%        9.16      27.36        54.38         107.45
 13        5.00%        8.64      25.81        51.31         101.39
 14        5.00%        8.20      24.50        48.69          96.21
 15        5.00%        7.82      23.36        46.44          91.75
 16        5.00%        7.49      22.37        44.47          87.88
 17        5.00%        7.20      21.51        42.75          84.48
 18        5.00%        6.94      20.74        41.23          81.47
 19        5.00%        6.71      20.06        39.88          78.80
 20        5.00%        6.51      19.46        38.68          76.42
 21        5.00%        6.33      18.91        37.59          74.28
 22        5.00%        6.17      18.42        36.62          72.35
 23        5.00%        6.02      17.98        35.73          70.61
 24        5.00%        5.88      17.57        34.93          69.02
 25        5.00%        5.76      17.20        34.20          67.57
 26        5.00%        5.65      16.87        33.53          66.25
 27        5.00%        5.54      16.56        32.92          65.04
 28        5.00%        5.45      16.28        32.35          63.93
 29        5.00%        5.36      16.01        31.83          62.90
 30        5.00%        5.28      15.77        31.35          61.95
--------------------------------------------------------------------

                                    OPTION 3

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                Payments Guaranteed for a Stated Period of Months

----------------------------------------------------------------
   Age of
 Annuitant      None        60        120       180        240
----------------------------------------------------------------

     50       $ 4.34     $ 4.34     $ 4.31    $ 4.27    $ 4.22
     51         4.41       4.40       4.38      4.33      4.27
     52         4.48       4.47       4.45      4.40      4.32
     53         4.56       4.55       4.52      4.46      4.38
     54         4.64       4.63       4.59      4.53      4.44

     55         4.72       4.71       4.67      4.60      4.50
     56         4.81       4.80       4.75      4.67      4.56
     57         4.91       4.89       4.84      4.75      4.62
     58         5.01       4.99       4.93      4.83      4.69
     59         5.12       5.10       5.03      4.92      4.75

     60         5.23       5.21       5.13      5.00      4.82
     61         5.36       5.33       5.24      5.09      4.88
     62         5.49       5.45       5.35      5.19      4.95
     63         5.63       5.59       5.47      5.28      5.02
     64         5.78       5.73       5.60      5.38      5.08

     65         5.94       5.89       5.73      5.48      5.15
     66         6.11       6.05       5.87      5.58      5.21
     67         6.29       6.22       6.02      5.69      5.27
     68         6.49       6.41       6.17      5.79      5.33
     69         6.70       6.60       6.33      5.90      5.38

     70         6.92       6.81       6.49      6.00      5.43
     71         7.17       7.04       6.66      6.10      5.48
     72         7.43       7.27       6.84      6.20      5.52
     73         7.71       7.53       7.02      6.30      5.55
     74         8.02       7.80       7.20      6.39      5.59

     75         8.35       8.08       7.38      6.48      5.62
----------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                                   Life Income

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

                Payments Guaranteed for a Stated Period of Months

----------------------------------------------------------------
 Age of
Annuitant     None        60        120        180         240
----------------------------------------------------------------

    50       $ 5.26     $ 5.25    $ 5.22     $ 5.17     $ 5.11
    51         5.33       5.32      5.28       5.23       5.15
    52         5.40       5.38      5.34       5.29       5.20
    53         5.47       5.45      5.41       5.35       5.26
    54         5.54       5.53      5.48       5.41       5.31

    55         5.63       5.61      5.56       5.47       5.36
    56         5.71       5.69      5.63       5.54       5.42
    57         5.80       5.78      5.72       5.61       5.47
    58         5.90       5.88      5.81       5.69       5.53
    59         6.01       5.98      5.90       5.77       5.59

    60         6.12       6.09      6.00       5.85       5.65
    61         6.24       6.21      6.10       6.93       5.71
    62         6.37       6.33      6.21       6.02       5.77
    63         6.51       6.46      6.33       6.11       5.83
    64         6.66       6.60      6.45       6.20       5.89

    65         6.82       6.75      6.57       6.30       5.95
    66         6.99       6.91      6.71       6.39       6.01
    67         7.17       7.08      6.85       6.49       6.06
    68         7.36       7.27      6.99       6.59       6.12
    69         7.57       7.46      7.15       6.69       6.17

    70         7.80       7.67      7.30       6.78       6.21
    71         8.05       7.89      7.47       6.88       6.25
    72         8.31       8.13      7.64       6.97       6.29
    73         8.59       8.38      7.81       7.06       6.33
    74         8.90       8.64      7.99       7.15       6.36

    75         9.23       8.93      8.16       7.23       6.38
----------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

----------------------------------------------------------------------------
   Adjusted Ages
--------------------
            Second
Annuitant  Annuitant  Option 4a  Option 4b  Option 4c  Option 4d  Option 4e
----------------------------------------------------------------------------

    55        50        $ 3.97   $ 4.35     $ 4.56       $ 3.97   $ 4.31
    55        55          4.16     4.54       4.76         4.15     4.42
    55        60          4.27     4.73       5.00         4.26     4.48

    60        55          4.27     4.73       5.00         4.26     4.70
    60        60          4.51     4.99       5.27         4.50     4.84
    60        65          4.66     5.25       5.61         4.65     4.93

    65        60          4.66     5.25       5.61         4.65     5.22
    65        65          4.99     5.61       5.99         4.98     5.42
    65        70          5.19     5.97       6.44         5.17     5.54

    70        65          5.19     5.97       6.44         5.17     5.93
    70        70          5.67     6.49       6.99         5.62     6.23
    70        75          5.95     6.96       7.61         5.87     6.40

    75        70          5.95     6.96       7.61         5.87     6.95
    75        75          6.64     7.73       8.43         6.48     7.40
    75        80          7.04     8.39       9.29         6.79     7.64
----------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                           Life Income for Two Payees

                 Amount of First Monthly Payment for Each $1,000
                 After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

--------------------------------------------------------------------------------
          Adjusted Ages
----------------------------------
              Second
Annuitant    Annuitant  Option 4a  Option 4b  Option 4c  Option 4d  Option 4e
--------------------------------------------------------------------------------

    55          50       $ 4.88    $ 5.26     $ 5.48      $ 4.88    $ 5.23
    55          55         5.04      5.44       5.66        5.04      5.32
    55          60         5.15      5.63       5.91        5.14      5.38

    60          55         5.15      5.63       5.91        5.14      5.59
    60          60         5.37      5.87       6.16        5.37      5.72
    60          65         5.52      6.14       6.51        5.51      5.80

    65          60         5.52      6.14       6.51        5.51      6.10
    65          65         5.83      6.49       6.87        5.82      6.29
    65          70         6.04      6.84       7.34        6.00      6.41

    70          65         6.04      6.84       7.34        6.00      6.81
    70          70         6.49      7.35       7.87        6.44      7.08
    70          75         6.77      7.84       8.51        6.68      7.25

    75          70         6.77      7.84       8.51        6.68      7.81
    75          75         7.45      8.60       9.33        7.27      8.25
    75          80         7.86      9.28      10.20        7.57      8.49
--------------------------------------------------------------------------------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

--------------------------------------------------------------------------------
                    Aetna Life Insurance and Annuity Company
                       Home Office: 151 Farmington Avenue
                           Hartford, Connecticut 06156
                                 (800) 531-4547


           Individual Variable, Fixed, or Combination Annuity Contract
                                Nonparticipating

--------------------------------------------------------------------------------









ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.